Exhibit 31.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 302 of the Sarbanes-Oxley Act of 2002)

I, C. Eugene Gronning, certify that:

1. I have reviewed the March 31, 2008 quarterly report on Form 10-Q (the “Quarterly Report”) of PMI CONSTRUCTION GROUP (the “Registrant”);

2. Based on my knowledge, the Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Quarterly Report;

3. Based on my knowledge, the financial statements, and other financial information included in the Quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in the Quarterly Report;

4. I am the Registrant's certifying officer and I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have;

    (a) Designed such disclosure controls and procedures to ensure that material information relating to the Registrant is made known to me, particularly during the period in which the Quarterly Report is being prepared;

          (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

    (c) Evaluated the effectiveness of the Registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Quarterly Report (the "Evaluation Date") and have reached a positive conclusions about the effectiveness of the disclosure controls and procedures, as of the Evaluation Date, based on such evaluation; and

    (d) To the extent that any changes in the Registrant’s internal control over financial reporting occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an quarterly report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting, I have disclosed that fact; and

5. I have disclosed, based on my most recent evaluation, to the Registrant's auditors and the Registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant's ability to record, process, summarize and report financial data and have identified for the Registrant's auditors, any material weaknesses in internal controls; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal controls.

Date: May 12, 2008	/s/ C. Eugene Gronning

C. Eugene Gronning, Chief Executive Officer and

Principal Financial Officer